WYNNEFIELD PARTNERS SMALL CAP VALUE L.P.
                   WYNNEFIELD PARTNERS SMALL CAP VALUE L.P. I
                           CHANNEL PARTNERSHIP II L.P.
                  WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND LTD
                                   NELSON OBUS
                                 ONE PENN PLAZA
                                   SUITE 4720
                            NEW YORK, NEW YORK 10119


                                October 17, 1997




Mr. Bernard G. Ille
Chairman
Special Committee of the Board of Directors
LSB Industries, Inc.
11044 Magnolia Park
Oklahoma City, OK 73120

Dear Mr. Ille:

     I am in receipt of a September 29 letter from Mr. Gary W. Derrick of Derrick & Briggs in Oklahoma City detailing the creation of a Special Committee chaired by you to consider SLB Corporation's preferred stock proposal. I applaud the creation of such a committee to insure appropriate oversight of what appears to me to be a most controversial proposal.

     As mentioned in my letter to the Board of September 4, 1997, I am very serious about being given an opportunity to present an alternative proposal to the Special Committee. To this end, I request from the Special Committee information detailing LSB's need for a cash infusion at this time. With this in hand, I will prepare our proposal and expect an opportunity to meet with the Special Committee to discuss our proposal. If you choose not to cooperate with me along these suggested lines, I intend to move forward with an unsolicited proposal.

     I look forward to hearing from you at your earliest convenience.

                                                     Sincerely,

                            WYNNEFIELD PARTNERS SMALL CAP VALUE L.P.

                            By: WYNNEFIELD CAPITAL MANAGEMENT, LLC,
                                as general partner


                                By:   /S/ NELSON OBUS
                                    -------------------------
                                        Nelson Obus
                                      Managing Member

                            WYNNEFIELD PARTNERS SMALL CAP VALUE L.P. I

                            By: WYNNEFIELD CAPITAL MANAGEMENT, LLC,
                                as general partner


                                By:    /S/ NELSON OBUS
                                    -------------------------
                                         Nelson Obus
                                       Managing Member

                            CHANNEL PARTNERSHIP II L.P.


                            By:        /S/ NELSON OBUS
                                    -------------------------
                                         Nelson Obus
                                       General Partner

                            WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND LTD

                            By: WYNNEFIELD CAPITAL, INC.,
                                as general partner


                                By:    /S/ NELSON OBUS
                                    -------------------------
                                         Nelson Obus
                                          President


                                       /S/ NELSON OBUS
                                    -------------------------
                                         Nelson Obus